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THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF UNLESS THE COMPANY HAS RECEIVED A WRITTEN OPINION FROM COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSFER IS BEING MADE IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

                           CONVERTIBLE PROMISSORY NOTE

$500,000                                                       December 23, 2002


            FOR VALUE RECEIVED, the undersigned, ONCURE TECHNOLOGIES CORP., a Florida corporation ("Company"), hereby promises to pay to the order of ALPINE VENTURE CAPITAL PARTNERS LP, a Delaware limited partnership ("Holder") and its assigns, the principal sum of FIVE-HUNDRED THOUSAND DOLLARS ($500,000) on May 15, 2003 (the "Maturity Date"), with interest thereon from time to time as provided herein.

            This Convertible Promissory Note (this "Note") is issued in connection with the execution of that certain Purchase Agreement, dated December 23, 2003 (the "Purchase Agreement"), between Company and Holder. All capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Purchase Agreement.

1. Purchase Agreement. This Note is issued by the Company, on the date hereof, pursuant to the Purchase Agreement and is subject to the terms thereof. The Holder is entitled to the benefits of this Note and the Purchase Agreement, as it relates to this Note, and may enforce the agreements of the Company contained in this Note and the Purchase Agreement and exercise the remedies provided for in this Note and the Purchase Agreement or otherwise available in respect hereto and thereto. Capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

2.       Interest.

         2.1. Generally. The Company promises to pay interest ("Interest") on the principal amount of this Note at the rate of 8.00% per annum (the "Interest Rate"). Interest on this Note shall accrue from the date hereof through and until repayment of the principal amount of this Note and payment of all Interest in full and shall be computed on the basis of a 360-day year of twelve 30-day months. Interest shall be paid quarterly in arrears on each March 31, June 30, September 30 and December 31 of each year or, if any such date shall not be a Business Day (as defined below), on the next succeeding Business Day to occur after such date (each date upon which interest shall be so payable, an "Interest Payment Date"). In addition, in the event of any prepayment of principal of this Note (in accordance with Section 3 below), such prepayment shall be accompanied by the interest accrued on the amount so prepaid. Interest on this Note shall be paid in cash by wire transfer of immediately available funds to an account at a bank designated in writing by the Holder. The term "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in West Palm Beach, Florida are authorized or required by law or executive order to close.

         2.2. Default Rate of Interest. Notwithstanding the foregoing provisions of this Section 2, but subject to applicable law, any overdue principal of and overdue Interest on this Note shall bear interest, payable on demand in immediately available funds, for each day from the date payment thereof was due to the date of actual payment, at a rate equal to the sum of the Interest Rate and an additional 2.00% per annum. Subject to applicable law, any interest that shall have accrued on overdue interest on this Note as provided in the preceding sentence and that shall not have been paid in full on or before the next Interest Payment Date to occur after the date on which the overdue interest became due and payable shall itself be deemed to be overdue interest on this Note to which the preceding sentence shall apply.

         2.3. No Usurious Interest. In the event that any interest rate(s) provided for in this Section 2, shall be determined to be unlawful, such interest rate(s) shall be computed at the highest rate permitted by applicable law. Any payment by the Company of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal amount of this Note without prepayment premium or penalty; if no such principal amount is outstanding, such excess shall be returned to the Company.

3. Prepayment. This Note may be prepaid, in whole or in part, at any time and from time to time, without premium or penalty.

4. Payments. The payment or prepayment of principal under this Note shall be payable in lawful money of the United States of America by check delivered to the Holder's address indicated in Section 8 (or to any other address specified by the Holder) or by wire transfer to an account specified in writing by the Holder. Any payment under this Note shall be applied first to sums due under this Note other than principal and interest, second to accrued interest and third to any principal amount outstanding under this Note.

5.       Automatic Conversion.

         5.1. After the occurrence of a Triggering Event (as defined below), the unpaid principal amount of this Note (excluding any and all accrued and unpaid interest thereon, the "Principal Amount"), shall automatically convert (subject to and in accordance with Section 5.1(b) below), into either (A) 250 shares of the Series H Stock or (B) a number of Qualified Shares (as defined below) determined by dividing (i) the Principal Amount by (ii) the price received by the Company per Qualified Share (as defined below) in the Qualified Security Sale (as defined below), all on the same terms as such Qualified Shares were offered and sold in the Qualified Security Sale.

         5.2. The Company shall promptly give written notice (the "Trigger Notice") to the Holder of the occurrence of a Triggering Event. The Trigger Notice shall specify (i) the total amount of capital raised by the Company pursuant to the issuance and sale of the Qualified Shares, (ii) the number of such Qualified Shares issued and sold, (iii) the price and other terms of the issuance and sale of the Qualified Shares, (iv) the number of Qualified Shares which the Holder is entitled to upon conversion of this Note, and (v) the period during which such Holder may elect to convert this Note into either Series H Stock or Qualified Shares, which period shall extend for at least 30 days following the receipt by such Holder of the Trigger Notice (the "Equity Acceptance Period"). If the Holder desires to convert the Principal Amount into

Qualified Shares it shall notify the Company in writing (the "Election Notice") by the end of the Equity Acceptance Period, otherwise, the Principal Amount will automatically convert (at the end of the Equity Acceptance Period) into 250 shares of Series H Stock without any further action on the part of the Holder or the Company. If the Holder delivers an Election Notice to the Company by the end of the Equity Acceptance Period, then the Principal Amount will automatically convert at the end of the Equity Acceptance Period into a number of Qualified Shares as determined in accordance with Section 5.1 above.

         5.3. For purposes of this Note, the term "Triggering Event" means the occurrence of the following events: (i) either (A) the conversion of the May
Note into shares of Series H Stock or (B) the cash payment in full by the Company to the Holder of all amounts due and owing under the May Note (including, without limitation, the entire principal amount of the May Note and all accrued and unpaid interest thereon); and (ii) a Qualified Security Sale (as defined below). For purposes of this Note, the term "Qualified Security Sale" means the receipt by the Company, at any time after the conversion or repayment of the May Note as provided above, of aggregate proceeds of at least $500,000 (the "Minimum Amount") from the issuance and sale (or sales) by the Company of shares of a single series of Preferred Stock to any Person or Persons (other than the Holder); provided, however, that proceeds received by the Company upon exercise of options or warrants shall not be included in the determination of the Minimum Amount. For purposes of this Note, the term "Qualified Shares" means the shares of Preferred Stock issued by the Company in a Qualified Security Sale.

         5.4. On the first Business Day immediately succeeding the Equity Acceptance Period, the Holder shall surrender this Note at the office of the Company and the Company shall promptly issue and deliver at such office of the Holder a certificate representing the Underlying Shares issued in the name of the Holder, together with an amount in cash equal to all accrued and unpaid interest on the principal amount of this Note and all other amounts, if any, then due and owing under this Note.

         5.5. The Company shall pay any and all issue taxes, documentary stamp taxes and other taxes that may be payable in respect of the issuance or delivery of this Note or the Underlying Shares issued or delivered upon conversion hereof.

6. Events of Default. The occurrence (whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise) and continuation for any reason whatsoever of any of the following events shall constitute an "Event of Default":

              (i) failure by the Company to observe, perform or comply with any covenant or condition contained in this Note, the Purchase Agreement, the May Note or the Prior Agreement (and all Related Agreements (as defined in the Prior Agreement)); provided that such failure continues unremedied for a period of thirty (30) days after written notice thereof to the Company;

              (ii) the Company fails to make payment of or repurchase any principal on this Note when the same shall become due and payable;

              (iii) the Company fails to make payment of any interest on this
                    Note or any fees provided for hereunder when the same shall become due and payable, and such failure continues for a period of 5 Business Days;

              (iv) default by the Company in the payment of principal, interest or premium with respect to any Indebtedness of the Company which, when aggregated with all other such defaults of the Company, exceeds $500,000, whether or not such Indebtedness is accelerated if the effect of such default is to permit the holder(s) of such Indebtedness to accelerate the maturity thereof and such default has not been cured or waived pursuant to a written agreement satisfactory to the Investor within 30 days after the earlier to occur of (i) either Company's discovery of such default, or (ii) written notice thereof from Investor;

              (v) the Company shall (i) discontinue its business in its entirety, (ii) undergo an event of dissolution, (iii) fail to keep in full force and effect its existence as a corporation, (iv) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its property, (v) admit in writing its inability to pay its debts as they mature, (vi) make a general assignment for the benefit of creditors, (vii) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code or (viii) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or corporate action shall be taken for the purpose of effecting any of the foregoing;

              (vi) there shall be filed against the Company an involuntary petition seeking reorganization of the Company or the appointment of a receiver, trustee, custodian or liquidator of the Company, or a substantial part of the Company's assets, or an involuntary petition under any bankruptcy, reorganization or insolvency law of any jurisdiction, whether now or hereafter in effect and such involuntary petition shall not have been dismissed within 90 days thereof; or

              (vii) final judgment for the payment of money (which exceeds
                    $500,000 or which, when aggregated with all other outstanding judgments against the Company and its Subsidiaries, exceeds $1,000,000) shall be rendered against the Company or any Subsidiary, and the same shall remain undischarged for a period of 60 consecutive days, during which execution shall not be effectively stayed.

         "Indebtedness" shall mean all obligations, contingent and otherwise, which in accordance with GAAP should be classified on the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including without limitation, in any event and whether or not so classified: (i) all debt and similar monetary obligations, whether direct or indirect; (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (iii) all guaranties, endorsements and other contingent obligations whether direct or indirect in respect of Indebtedness; and (iv) obligations to reimburse issuers of any letters of credit.

         6.2. Rights upon Event of Default. If an Event of Default described in this Section 6 has occurred, Holder, at its option, may declare the aggregate principal amount of this Note, together with all accrued and unpaid interest thereon, immediately due and payable (except in the case of an Event of Default under paragraph (v) or (vi) of Section 6, in which event the aggregate principal amount of this Note, together with all accrued and unpaid interest thereon, shall automatically become due and payable).

7.       Suits for Enforcement.

         7.1. Upon the occurrence of an Event of Default, the Holder of this Note may proceed to protect and enforce its rights hereunder by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in the Purchase Agreement or this Note or in aid of the exercise of any power granted in the Purchase Agreement or this Note, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of the Holders of this Note.

         7.2. The Company agrees to pay Holder on demand all costs of collection and enforcement of this Note and the Purchase Agreement, including, without limitation, reasonable attorney's fees and expenses and all court costs.

8.       Miscellaneous.

         8.1. Unconditional Obligation; Waivers. The obligations of Company to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever. Company hereby waives presentment and demand for payment, notice of non-payment, notice of dishonor, protest, notice of protest, bringing of suit and diligence in taking any action to collect any amount called for under this Note, and shall be directly and primarily liable for the payment of all amounts owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder. No waiver of any provision of this Note made by agreement of Holder and any other person shall constitute a waiver of any other terms hereof, or otherwise release or discharge the liability of Company under this Note. No failure to exercise and no delay in exercising, on the part of Holder, any right, power or privilege under this Note shall operate as a waiver thereof nor shall partial exercise of any right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

         8.2. Notices and Addresses. Any notice, demand, request, waiver, or other communication under this Note shall be in writing and shall be deemed to have been duly given on the date of service, if personally served or sent by facsimile; on the business day after notice is delivered to a courier or mailed by express mail, if sent by courier delivery service or express mail for next day delivery; and on the third day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

To Company:                OnCure Technologies Corp.
                           610 Newport Center Drive, Suite 350
                           Newport Beach, CA 92660
                           Attn:  Jeffrey A. Goffman
                           Fax:     (949) 721-6540

                           With a copy to:

                           Scott M. Zimmerman, Esq.
                           Swidler Berlin Shereff Friedman, LLP
                           The Chrysler Building
                           405 Lexington Avenue
                           New York, NY  10174
                           Fax No.: (212) 891-9598

To Holder:                 Alpine Venture Capital Partners LP
                           One North Clematis Street, Suite 510
                           West Palm Beach, FL 33401
                           Attn: Stephen J. Warner
                           Fax:  (561) 838-4105

                           With a copy to:

                           Peter J. Sheptak, Esq.
                           Edwards & Angell, LLP
                           One North Clematis Street, Suite 400
                           West Palm Beach, FL 33401
                           Fax: (561) 655-8719


         8.3. Replacement of Note. On receipt by the Company of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Note (and in the case of any such mutilation, on surrender and cancellation of such Note), the Company, at its expense, will promptly execute and deliver, in lieu thereof, a new Note of like tenor. If required by the Company, such Holder must provide indemnity sufficient in the reasonable judgment of the Company to protect the Company from any loss which the Company may suffer if a lost, stolen or destroyed Note is replaced.

         8.4. Severability; Binding Effect. Any provision of this Note which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Note or affecting the validity or unenforceability of any of the terms and provisions of this Note in any other jurisdiction. This Note shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Neither this Note nor any rights or obligations hereunder may be assigned by Company or the Holder.

         8.5. Governing Law. This Note and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed and interpreted according to the internal laws of the State of Florida, without giving effect to the principles of conflicts of laws thereof. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN PALM BEACH COUNTY, FLORIDA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE PURCHASE AGREEMENT, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS.

         8.6. Amendment. Amendments and modifications to this Note may be made only in the manner provided in Section 6.5 of the Purchase Agreement.

         8.7. Section Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Note.

                            [SIGNATURE PAGE FOLLOWS.]

         IN WITNESS WHEREOF, this Note has been executed and delivered as of the date specified above.


                            ONCURE TECHNOLOGIES CORP.



                           By: /s/ Jeffrey A. Goffman
                               -----------------------
                               Name:  Jeffrey A. Goffman
                               Title: President and Chief Executive Officer